UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2006
CITADEL BROADCASTING CORPORATION (Exact name of registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation)	001-31740 (Commission File Number)	51-0405729 (IRS Employer Identification No.)
City Center West, Suite 400 7201 West Lake Mead Blvd. Las Vegas, Nevada 89128 (Address of Principal executive offices, including Zip Code)
(702) 804-5200 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors.

    On March 27, 2006, David W. Checketts informed Citadel Broadcasting Corporation of his resignation from Citadel's Board of Directors effective the same date. An entity that Mr. Checketts controls has entered into an agreement to acquire a radio station in Salt Lake City, a market where Citadel also owns radio stations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: March 31, 2006	By:	/s/ PATRICIA STRATFORD

Name: Patricia Stratford
Title: Acting Chief Financial Officer